                                                                    EXHIBIT 10.4


                                                                    CONFIDENTIAL


                            SIBIA NEUROSCIENCES, INC.
                              AMENDED AND RESTATED
                        MANAGEMENT CHANGE-OF-CONTROL PLAN

                     Amended and Restated as of June 5, 1997

                                  INTRODUCTION

          SIBIA Neurosciences, Inc. (formerly, "The Salk Institute Biotechnology/Industrial Associates, Inc."), a Delaware corporation (the "Company") Management Change-of-Control Plan was adopted by the Board of Directors (the "Board") of the Company, effective November 10, 1994. The Plan is intended to provide members of management who are Participants in the Plan with the Benefits specified herein in the event of a Change of Control.

          WHEREAS, the Plan was previously amended by the Board in November 1995 and March 1996 (the "Prior Amendments");

          WHEREAS, the Board at a meeting held on June 5, 1997 has approved an amendment to the Plan (the "Current Amendment") to, among other things, amend the definition of "change of control" and include Dr. David E. McClure as a Plan participant; and

          WHEREAS, the Board wishes to amend and restate the Plan to consolidate the Prior Amendments and the Current Amendment in one Plan document.

         NOW, THEREFORE, upon authorization duly granted by the Board, the undersigned parties hereto agree to amend and restate the Plan as provided herein.

      Certain capitalized terms used in the Plan are defined in Article 13.

                                    ARTICLE 1

                    ESTABLISHMENT OF THE PLAN AND ELIGIBILITY

          1.1 Establishment of Plan. As of the Effective Date, the Company hereby establishes a plan to be known as the "Management Change-of-Control Plan" (the "Plan"), as set forth herein.

          1.2 Applicability of Plan. The benefits provided by the Plan shall be available to all Participants, unless otherwise specifically provided.




                                       1.

                                    ARTICLE 2

                                   ELIGIBILITY

         2.1 PARTICIPATION. William T. Comer will be a Participant in the Plan and will serve in the position of Chief Executive Officer. The following members of management shall also be Participants in the Plan and shall each serve in a position of Vice President: Michael J. Dunn, Michael M. Harpold, G. Kenneth Lloyd, Ian A. McDonald, David E. McClure and Thomas A. Reed. The Board or the Compensation Committee of the Board (the "Compensation Committee") may, in its sole discretion, designate additional members of management or employees to be Participants in the Plan and, subject to the terms of Section 2.2, may decide that members of management or employees who have been designated as Participants in the Plan shall no longer be Participants.

         2.2 DURATION OF PARTICIPATION. A Participant shall cease to be a Participant in the Plan upon a determination thereof by the Board or the Compensation Committee; provided, however, that in no event shall any such determination impair a Participant's rights under this Plan with respect to Benefits that have accrued prior to such determination. Without limiting the foregoing, if a Participant is then entitled to payment of Benefits as a result of a Change of Control that occurred prior to such determination, such Participant shall remain a Participant in the Plan until the full amount of such Benefits has been paid to such Participant. In no event shall any Participant be entitled to Benefits pursuant to this Plan with respect to a Change in Control that occurs after the termination of such Participant's employment with the Company, for any reason or for no reason, and nothing in this Plan shall alter the status of each Participant as an at-will employee of the Company.

                                    ARTICLE 3

                                    BENEFITS

         Participants shall be entitled to the following Benefits pursuant to this Plan: Bonus Payments, as provided in Article 4; Stock Options and Additional Incentives, as provided in Article 5 (except that Dr. David McClure will not be entitled to any benefits provided to Plan Participants under Article
5); and Severance Benefits, as provided in Article 6.

                                    ARTICLE 4

                                 BONUS PAYMENTS

         4.1 BONUS PAYMENT UPON CHANGE OF CONTROL. If a Change in Control occurs, then each Participant (i) who remains employed by the Company or its successor for a




                                       2.

period of six months following such Change in Control (the "Bonus Service Period") or (ii) whose employment shall be Terminated Without Cause during the Bonus Service Period, shall receive a Bonus Payment based upon the Company's valuation at the time of the Change of Control in accordance with the following schedule:

                   Value of Company                        Bonus Amount as a
                Upon Change of Control                   Percent of Base Salary
              --------------------------                -----------------------
              Less than $10,000,000                               0%
              $10,000,000 to $20,000,000                         10%
              Greater than $20,000,000                           25%


         4.2    DETERMINATION OF VALUE OF THE COMPANY.

                           (a)      For purposes of determining the Bonus
amounts to be paid under this Article 4 and the number of Stock Options and the applicability of Additional Incentives under Article 5, the value of the Company shall be determined as of the closing date of the applicable Change in Control transaction (the "Value Determination Date ") by a Qualified Valuation Expert (defined below) retained by the Company or its successor (at the Company's or such successor's expense) not later than ten (10) days after the Valuation Determination Date. Such Qualified Valuation Expert shall be directed to prepare and deliver to the Company and each eligible Participant a report setting forth the value of the Company in accordance with this Section 4.2 as soon as practicable but not less than thirty (30) days following the Valuation Determination Date. Such report shall be prepared pursuant to this Section 4.2 in accordance with the Qualified Valuation Expert's normal valuation procedures applicable to companies in similar industries and stages of development as the Company and shall be final and binding on the Company (and any successor) and each Participant.

                           (b)  (i)  The value of the Company shall be
determined by the Qualified Valuation Expert pursuant to this Section 4.2 based on the aggregate consideration received (A) by the stockholders of the Company to the extent such Change in Control involves a merger (including a reverse merger), tender offer, consolidation or sale or issuance of securities, including the aggregate consideration received by holders of options, warrants and convertible securities, and (B) by the Company to the extent such Change in Control involves a transfer, sale or other disposition of assets or securities of the Company.

                                (ii)  For purposes of this Section 4.2, the
"aggregate consideration received" as of the Valuation Determination Date shall be deemed to include the following: (A) any amounts paid into any escrow or similar arrangement, (B)



                                       3.

the aggregate amount of any liabilities assumed by the acquiror and/or the affiliates or stockholders of the acquiror, (C) any amounts allocated to any noncompete or similar arrangement entered into with any employees (including officers) and/or stockholders of the Company and (D) to the extent such Change in Control involves a transfer, sale or other disposition of assets of the Company, the aggregate net value of any assets not transferred, sold or otherwise disposed of by the Company. In addition, if the "aggregate consideration received" with respect to such transaction may be increased as a result of contingent payments related to future earnings or operations or the achievement of milestones or other future events, any incremental Benefits that would otherwise be payable pursuant to this Plan if such consideration were received on the Valuation Determination Date shall be paid when and as such contingent payments are made.

                           (c)  For purposes of this Section 4.2, a "Qualified
Valuation Expert" shall mean (i) an investment banking firm of recognized regional or national standing such as, by way of example, Mehta & Isaly, Cruttendon, Kemper Securities, Needham & Company, Wedbush Securities or Sutro or
(ii) a nationally recognized valuation firm such as, by way of example, Houlihan Lokey.

         4.3 TIME OF BONUS PAYMENT. The Bonus Payments under this Article 4 shall be paid in a cash lump sum no later than fifteen (15) days following the Bonus Completion Date.

                                    ARTICLE 5

                       STOCK OPTIONS AND OTHER INCENTIVES

         5.1 STOCK OPTIONS. Each Participant in the Plan shall be granted nonqualified stock options to acquire the Company's common stock ("Stock Options"). The number of such Stock Options granted shall be based upon the Participant's position with the Company on the date the Participant is initially designated as a Participant by the Board or the Compensation Committee and in accordance with the schedule set forth in this Section 5.1. Notwithstanding the foregoing, in the event the Board or Compensation Committee subsequently promotes a Participant to a more senior officer position, such Participant shall be entitled to receive an additional grant of Stock Options in an amount equal to that required to make the total Stock Options granted to such Participant equal to that number of Stock Options granted to other Participants serving in like positions with the Company. Each Stock Option granted under this Article 5 shall have an exercise price of $.85 per share. Each Stock Option shall not be granted pursuant to the Company's Amended and Restated 1992 Stock Option and Restricted Stock Plan, but shall incorporate the terms of such plan to the extent not inconsistent with this Plan, as determined by the Board or the Compensation Committee in its sole discretion, including terms related to the transferability of stock options granted hereunder.




                                       4.


Officer Status with Company                                 Number of Stock
                                                            Options Granted
Vice President                                              25,000 shares
Chief Executive Officer (CEO)                               40,000 shares


         5.2 TIME AND EXERCISE OF STOCK OPTION GRANT. The Stock Options granted under this Article 5 shall be granted as of the Effective Date (or, if later, the date the Participant is initially designated as a Participant by the Board or the Compensation Committee). Except as set forth below, the Stock Options granted under this Section 5 shall be subject to vesting and shall not become exercisable in any respect until seven (7) years following the date of grant, at which time they shall become fully vested and exercisable pursuant to the terms thereof. Notwithstanding the foregoing, in the event the Company shall consummate an initial public offering of its Common Stock, 25% of all then outstanding options under the Plan shall vest and become fully exercisable immediately prior to the effective date of the registration statement pursuant to which such shares of Common Stock are being registered, with the remaining 75% of the then outstanding options vesting in three equal annual installments commencing on the anniversary date of the effectiveness of the registration statement.

         In addition to the foregoing, vesting of options outstanding under the Plan shall be accelerated and the Stock Options will become fully vested and exercisable pursuant to their terms immediately prior to a Change of Control in accordance with the following schedule:


   Value of Company Upon                    Number or Percentage of Shares
     Change of Control                               Accelerated
   Less than $10,000,000                               0
   $10,000,000 to $20,000,000

       Vice President                               20,000 shares
       Chief Executive Officer                      30,000 shares

   Greater than $20,000,000                            100%


         Stock Options granted to each Participant hereunder shall be exercisable for not more than thirty (30) days following such Participant's termination of employment (for any reason or for no reason) and shall also be subject to the terms and conditions specified in a standard form of stock option agreement as set forth in Appendix A.



                                       5.

         5.3 ADDITIONAL INCENTIVES. An Additional Incentive as described in this Section 5.3 shall be provided to Michael Harpold ("Harpold") upon a Change of Control if the conditions set forth in this Section 5.3 are satisfied. Harpold has two loans outstanding from the Company: a loan in the principal amount of $43,600 bearing interest at 7.5 % annually and due in full on July 29, 1997, which is more fully described in that certain loan agreement dated July 29, 1992 (the "Loan"); and a stock loan in the principal amount of $795.08, more fully described in that certain note dated November 30, 1988 (the "Stock Loan"). Following a Change of Control and upon the completion of each of the following terms and conditions, the Loan principal plus interest will be forgiven as set forth in Section 5.3(d), below:

                           (a)   The Change of Control occurs on or before
July l, 1995;

                           (b)   The value of the Company on the Value
Determination Date exceeds $20,000,000;

                           (c)    Any delinquent amounts on the Loan and the
Stock Loan, both principal and interest, are paid by Harpold on or before July 1, 1996; and

                           (d)    Harpold continues to be employed by the
Company as follows: If Harpold terminates employment for any reason, prior to July 1, 1996, no amount of the Loan will be forgiven. If Harpold is employed by the Company on July 1, 1996, one-half of the Loan principal and interest will be forgiven on July 1, 1996. If Harpold is employed by the Company on July 1, 1997, the remainder of the Loan principal and interest will be forgiven on July 1, 1997.

The Company and Harpold shall take such actions and execute such documents as are necessary and appropriate to document the forgiveness of the Loan principal and interest and to release and extinguish Harpold's liability to the Company for the Loan to the extent provided for in this Section 5.3. No portion of the Stock Loan shall be forgiven pursuant to this Plan.

                                    ARTICLE 6

                               SEVERANCE BENEFITS

         6.1 RIGHT TO SEVERANCE BENEFITS. If the Change of Control is consummated while the Plan remains in effect, a Participant shall be entitled to receive Severance Benefits from the Company as set forth in Section 6.2 providing the Participant was employed by the Company at the time of the Change of Control, and within twelve (12) months following the Change of Control, the Participant's employment with the Company is Terminated Without Cause.




                                       6.

         6.2 DETERMINATION OF SEVERANCE BENEFITS. If, after a Change of Control, any Participant has a right to receive Severance Benefits pursuant to
Section 6.1 above, Severance Benefits shall be determined as follows:

                          (a)   Each  Vice-President will receive as a Severance
Payment the equivalent of one and one-half (1 1/2) times Base Salary. The Chief Executive Officer (CEO) will receive as a Severance Payment the equivalent of two (2) times Base Salary.

                          (b)   The Company shall pay the premiums for the
terminated Participant and for the eligible spouse and other COBRA qualified beneficiaries of the terminated Participant for the health insurance continuation benefits provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA"), and Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), for the maximum period provided by law for such qualified beneficiary's COBRA continuation rights.

                          (c)   The Company shall reimburse the Participant for
outplacement expenses incurred during the three months following the Date of Termination as a result of the Participant's search for other employment. In no event, however, will such outplacement expenses exceed a total of seven thousand five hundred dollars ($7,500) per Participant. The Participant shall provide to the Company proof of such outplacement expenses in a form mutually acceptable to the Company and the Participant.

         6.3 TIME OF SEVERANCE PAYMENT. The Severance Payment shall be payable by the Company in lump sum in cash not later than thirty (30) days following the Date of Termination.

         6.4 NO MITIGATION. The Participant shall not be required to mitigate the amount of the Severance Benefits by seeking other employment or otherwise, and any amount earned by the Participant as the result of employment by another employer after the Date of Termination shall not reduce the amount of the Severance Payment.

         6.5 WITHHOLDING. The Company shall withhold appropriate federal, state, local and foreign income and employment taxes from any payments hereunder.

         6.6 NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Participant for Good Reason shall be communicated by Notice of Termination to the other party hereto given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, if to the Participant, to the Participant at the Participant's address as set forth in the Company's records, and, if to the Company, to SIBIA, 505 Coast Boulevard South, La Jolla, California 92037-4641, or to such other address as may be designated by the Company. Any notices given pursuant to this Section 6.6 shall be




                                       7.

effective on the earlier of the date on which such notice is actually received by the addressee or the date that is three days after such notice is sent by the addressor. For purposes of the Plan, a "Notice of Termination" means a written notice which (i) indicates the provisions in the Plan that are affected by such termination and (ii) if the Date of Termination, as defined below, is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Company or the Participant to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or of Good Reason shall not waive any right of the Company or of the Participant, respectively, hereunder or preclude the Company or the Participant, respectively, from asserting such fact or circumstance in enforcing its or his rights hereunder.

         6.7 DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Participant's employment terminates by the Company other than by reason of death or Disability, or for Cause, the Date of Termination shall be the date on which the Company notifies the Participant of such termination and (ii) if the Participant's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or determination of Disability pursuant to Section 13.9, as the case may be.

         6.8 CERTAIN REDUCTION OF PAYMENTS. In the event that any distribution received or to be received by a Participant pursuant to the Plan ("Distribution") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code and (ii) but for this Section 6.8, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Distribution may be reduced to the largest amount which the Participant, in his sole discretion, determines would result in no portion of the Distribution being subject to the Excise Tax. The determination by a Participant of any reduction shall be conclusive and binding upon the Company. The Company shall reduce a Distribution only upon written notice by the Participant indicating the amount of such reduction.

                                    ARTICLE 7

                          PAYMENTS TO AND FROM THE PLAN

         The cash benefits under the Plan shall be paid from the general funds of the Company (by certified or official bank check or wire transfer of immediately available funds to an account designated by the applicable Participant), and the Participants shall be no more than unsecured general creditors of the Company.



                                       8.

                                    ARTICLE 8

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

         8.1 NONEXCLUSIVITY. Nothing in the Plan shall prevent or limit any Participant's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which a Participant may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as any Participant may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which a Participant is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

         8.2 EMPLOYMENT STATUS. The Plan does not constitute a contract of employment or impose on any Participant or the Company any obligation to retain any Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment. In no event shall any Participant be entitled to Benefits pursuant to this Plan with respect to a Change in Control that occurs after the termination of such Participant's employment with the Company, for any reason or for no reason, and nothing in this Plan shall alter the status of each Participant as an at-will employee of the Company.

                                    ARTICLE 9

                              SUCCESSOR TO COMPANY

         The Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, and any such successor or assignee shall be required to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of the Plan.



                                       9.

                                   ARTICLE 10

          DURATION, AMENDMENT AND TERMINATION; RIGHT TO INTERPRETATION

         10.1 DURATION. Beginning on December 31, 1995, and on each subsequent anniversary of such date, one year shall be added to the term of the Plan, unless, prior to such date or anniversary, the Company, by resolution of the Board, shall have notified each Participant in writing that such extension will not become effective. If such resolutions are adopted by the Board, the term of the Plan will not be extended and the Plan will terminate on the first December 31 following the date that such resolutions are adopted.

                                   ARTICLE 11

                            NON-TRANSFER OF BENEFITS

         No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

                                   ARTICLE 12

                       LEGAL CONSTRUCTION AND ARBITRATION

         12.1 APPLICABLE LAW. This Plan shall be construed in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.

         12.2 ARBITRATION. Any and all disputes or controversies, whether of law or fact of any nature whatsoever, arising from or respecting the application of the Plan to any Participant shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association, or by any other arbitration body mutually agreed upon by the parties. Pre-arbitration discovery shall be permitted at the request of either party to a dispute under appropriate protection for proprietary and confidential business information.

         The arbitrators shall be selected as follows: the Company and the Participant who is a party to the dispute shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to disqualify any individual arbitrator who shall be employed by or affiliated with a competing organization.

         Arbitration shall take place in San Diego County, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and



                                      10.

records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, until such information shall become generally known.

         The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered and enforced in any court having jurisdiction over the parties.

         Reasonable notice of the time and place of arbitration shall be given to persons other than the parties, if such notice is required by law, in which case such persons or their authorized representatives shall have the right to attend or participate in the arbitration hearing in such manner as the law shall require.

         If any action is necessary to enforce or interpret the application of the Plan to a Participant, the prevailing party shall be entitled to reasonable attorneys fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

                                   ARTICLE 13

                                   DEFINITIONS

         For purposes of the Plan, the following terms shall have the meanings set forth below.

         13.1 "ADDITIONAL INCENTIVES" means the forgiveness of debt described in Section 5.3.

         13.2 "BASE SALARY" means, as of the Effective Date (or if the individual named below became a participant in the Plan following the Effective Date, the date as of which such individual first became a Participant), the following salaries for each Participant: William T. Comer, $228,000; Michael J. Dunn, $80,400; Michael M. Harpold, $170,000; G. Kenneth Lloyd, $165,000; Ian A. McDonald, $140,000; David E. McClure, $160,000; Thomas A. Reed, $92,000. The Base Salary for each Participant or any Participant may be increased by the Compensation Committee in its sole discretion and such increased Base Salary in effect on the Value Determination Date shall constitute Base Salary for purposes of payments under the Plan.



                                      11.

         13.3 "BENEFITS" means, collectively, the various benefits payable or awarded under this Plan, which are the Bonus Payments, the Stock Options, the Additional Incentives, and the Severance Benefits.

         13.4 "BONUS COMPLETION DATE" means the last date of the Bonus Service Period.

         13.5  "BONUS PAYMENTS" means the payments described in Article 4.

         13.6  "BONUS SERVICE PERIOD" shall have the meaning assigned in
Section 4.1 herein.

         13.7 "CAUSE" means (a) gross or habitual failure to perform assigned duties of the Participant's job, that is, performance failure not corrected within thirty (30) days after written notice to the Participant thereof or (b) misconduct, including but not limited to: (i) conviction of a crime, or entry of a plea of nolo contendere, with regard to a crime involving moral turpitude or dishonesty, (ii) illegal drug use or alcohol abuse on Company premises or at a Company sponsored event, (iii) conduct by the Participant which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve, or (iv) intentional, material violation by the Participant of any contract between the Participant and the Company or any statutory duty of the Participant to the Company.

         13.8   "change of control" means any one of the following:

                (a) a sale of all or substantially all of the assets of the Company;

                (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation);

                (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction;

                (d) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial




                                      12.

owner of voting securities of the Company representing 50% or more of the combined voting power of all of the voting securities of the Company.

                (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company's Board of Directors ("Incumbent Directors") cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company's stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or

                (f)   the liquidation or dissolution of the Company.

         13.9 "company" means SIBIA Neurosciences, Inc., a Delaware corporation, and any successor as provided in Article 9 hereof.

         13.10 "DATE OF TERMINATION" has the meaning set forth in Section 6.7.

         13.11 "DISABILITY" means that the Participant has exhausted any short-term disability benefits to which he is entitled and is permanently unable, by reason of a physical or mental incapacity, to perform the normal duties of the work for which he was employed by the Company.

         13.12  "EFFECTIVE DATE" shall mean November 10, 1994.

         13.13 "GOOD REASON" means any action taken by the Company or its successor, as the case may be, that results in a (i) reduction of the Participant's rate of compensation as in effect immediately prior to the Change of Control, (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the Participant is entitled to participate immediately prior to the Change of Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect the Participant's participation or reduce the Participant's benefits under any of such plans, (iii) change in the Participant's responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Participant, (iv) request that the Participant relocate to a worksite that is more than 35 miles from his prior worksite, unless the Participant accepts such relocation opportunity, (v) material reduction in duties, (vi) failure or refusal of the successor company to assume the Company's obligations under this Plan, as required by Article 9, or (vii) material breach by the Company or any successor company of any of the material provisions of the Plan.


                                      13.

         13.14  "NOTICE OF TERMINATION" has the meaning set forth in
Section 6.6.

         13.15 "PARTICIPANT" shall mean an employee who has been designated as a Participant as provided in Section 2.1.

         13.16  "PLAN" has the meaning set forth in Section 1.1.

         13.17  "SEVERANCE BENEFITS" has the meaning set forth in Section 6.2.

         13.18  "SEVERANCE PAYMENT" has the meaning set forth in Section 6.2.

         13.19 "STOCK OPTIONS" means the options to purchase Company stock described in Article 5.

         13.20 "TERMINATED WITHOUT CAUSE" shall occur if a Participant's employment with the Company:

                     (a) shall be involuntarily terminated, unless the Company terminates the employment of the Participant for Cause, or unless the Participant's employment is terminated by reason of death or Disability; or

                     (b) shall be voluntarily terminated by the Participant for Good Reason.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 SEVERABILITY. If any term, provision, covenant or restriction of the Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         14.2 CONSTRUCTION OF PLAN. Any gender, where appearing in the Plan, shall be deemed to include the other gender, the singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires. Descriptive headings of the several Articles of the Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

         14.3 ADJUSTMENTS TO STOCK. If any change is made in the stock subject to options granted under the Plan (through merger, consolidation, reorganization,



                                      14.

recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the number of shares remaining subject to such options will be appropriately adjusted in the type(s) and maximum number. Such adjustments shall be made by the Board or the Compensation Committee of the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

                                   ARTICLE 15

                          CLAIMS, INQUIRIES AND APPEALS

         15.1 APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Company, or any successor, shall at all times maintain a Plan Administrator, and shall give each Participant written notice of any change in the Plan Administrator or the address to which benefits or inquiries should be sent. The Plan Administrator is:

                            SIBIA Neurosciences, Inc.
                            Attention: Treasurer
                            505 Coast Boulevard South
                            La Jolla, CA 92037-4641

          15.2 DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application. The written notice of denial will be set forth in a manner designed to be understood by the Participant, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based and a description of any information or material that the Plan Administrator needs to complete the review. This written notice will be given to the employee within 20 days after the Plan Administrator receives the application.

         15.3 LEGAL ACTION. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 15.1 above and (ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period).



                                      15.

                                   ARTICLE 16

                             OTHER PLAN INFORMATION

         16.1 EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 95-3616229. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 530.

         16.2 ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

         16.3 AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is: SIBIA Neurosciences, Inc., 505 Coast Boulevard South, La Jolla, CA 92037-4641, Attn: Treasurer. Service of legal process also may be made upon the Plan Administrator.

         16.4 PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is SIBIA Neurosciences, Inc., 505 Coast Boulevard South, La Jolla, CA 92037-4641. The Plan Sponsor's and Plan Administrator's telephone number is (619) 452-5892. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

                                   ARTICLE 17

                                    EXECUTION

         Having been originally adopted by the Board on November 10, 1994, and having been amended, this Amended and Restated Management Change of Control Plan is executed by a duly authorized officer and the Chairman of the Board as of the 5th day of June, 1997.

                                       SIBIA NEUROSCIENCES, INC.


                                       By:
                                          -------------------------------------
                                          William T. Comer,
                                          Chief Executive Officer



                                      16.

                                       By:
                                          -------------------------------------
                                          William R. Miller,
                                          Chairman of the Board

                                          PARTICIPANTS:





                                          -------------------------------------
                                          William T. Comer



                                          -------------------------------------
                                          Michael J. Dunn



                                          -------------------------------------
                                          Michael M. Harpold




                                          -------------------------------------
                                          G. Kenneth Lloyd




                                          -------------------------------------
                                          David E. McClure




                                          -------------------------------------
                                          Ian A. McDonald




                                          -------------------------------------
                                          Thomas A. Reed